UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 07, 2026

IN8bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39692	82-5462585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Suite 5330
New York, New York		10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 600-6438

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2026, IN8bio, Inc. (the "Company") issued a press release announcing its financial results for the first quarter ended March 31, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in Item 5.07 below, on May 7, 2026, at the Company’s 2026 annual meeting of stockholders (the "Annual Meeting"), the Company’s stockholders approved the Company’s Amended and Restated 2026 Equity Incentive Plan (the "2026 Plan"), which is the successor to the Company’s Amended and Restated 2023 Equity Incentive Plan. The 2026 Plan had previously been adopted by the Company’s Board of Directors (the "Board"), subject to stockholder approval. In addition to changing the plan’s name, the 2026 Plan includes changes to:

•
increase the number of shares available for issuance under the 2026 Plan by 2,920,000 shares of common stock, which also includes a corresponding increase in the number of shares of common stock available for issuance under the 2026 Plan pursuant to the exercise of “incentive stock options” as defined in Section 422 of the Internal Revenue Code ("ISOs");
•
extend the period of time during which shares of common stock will be added to the 2026 Plan on an annual basis through 2037 (the "Annual Share Increase");
•
establish 20,000,000 shares as the maximum number of shares that may be subject to awards granted in the form of ISOs;
•
extend the outside date that ISOs may be granted under the 2026 Plan to the tenth anniversary of the earlier of March 26, 2026, which is the date the 2026 Plan was adopted by the Board, or the date the Company’s stockholders approved the 2026 Plan; and
•
revise the Annual Share Increase to provide that common stock issuable upon settlement of any of outstanding pre-funded warrants be added to the total number of shares of common stock that are issued and outstanding as of each December 31st to which the formula will be applied for purposes of calculating the annual increase under the Annual Share Increase.

A summary of the terms of the 2026 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 26, 2026 (the "Proxy Statement"), under the heading "Proposal 3: Approval of the Amended and Restated 2026 Equity Incentive Plan," and is incorporated by reference herein. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2026 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 7, 2026. The final results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below. These proposals are described in detail in the Proxy Statement.

Proposal No. 1: Election of two nominees to serve as Class II directors, each to serve until the 2029 annual meeting of stockholders and until their respective successors are elected and qualified. All nominees were elected. The votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter Brandt	5,206,187.67	979,117.17	1,776,813.17
Corinne Epperly	6,143,941.67	41,363.17	1,776,813.17

Proposal No. 2: Ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The selection was ratified. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of selection of CohnReznick LLP	7,898,219.83	8,644.17	55,254

Proposal No. 3: Approval of the 2026 Plan. The 2026 Plan was approved. The votes were case as follows:

	Votes For	Votes Against	Abstained	Broker Non-Votes
Approval of the 2026 Plan	5,064,465	1,106,779.83	14,060	1,776,813.17

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2026 Equity Incentive Plan.
10.2	Forms of Option Grant Notice and Option Agreement under the Amended and Restated 2026 Equity Incentive Plan.
99.1	Press Release, dated May 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IN8bio, Inc.

Date:	May 7, 2026	By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)